Exhibit 99.1

TITAN ENERGY WORLDWIDE SIGNS AGREEMENT TO ACQUIRE SECOND FLORIDA POWER GENERATION SALES AND SERVICE COMPANY

-- Acquisition will give Titan Energy coverage of entire state of Florida and significant share of $150 million market for power generation equipment --

Minneapolis, MN - September 8, 2008 - Titan Energy Worldwide, Inc. (OTCBB:TEWI), a leader in the manufacturing, marketing and servicing of energy generation products and services, announced today that it has signed a definitive agreement to acquire RB Grove, Inc., an established 50 year provider of power generation equipment and service in southern Florida.

Combined with the agreement announced last month to acquire CJ’s Sales and Service in northern Florida, this new agreement gives Titan Energy a sales and service territory covering the state of Florida, and extending into the Caribbean, a market valued at more than $150 million in power generation equipment sales per annum.

Founded in 1953, RB Grove’s operates a successful generator sales and service business with offices in Miami and Pensacola. Last year, the company generated more than $8.4 million in total revenues and was EBITDA positive. Titan Energy expects to close this acquisition in October of 2008.

John Tastad, Chief Executive Officer of Titan Energy Worldwide, stated, “RB Grove is a solid performer with a long track record of success and excellence in Southern Florida. We are pleased to have signed this agreement and are ready to welcome them as part of the Titan Energy family.”

Together with our agreement to acquire CJ’s Sales and Service, this completes the first stage in our strategy to build a national footprint for Titan Energy. Florida is a vital market, one that has tremendous need for power generation equipment and service, an area that is frequently affected by storms, and a state with defined legislation requiring many industries to have back-up and emergency power.”

“Together, these transactions effectively more than double the revenue base of Titan Energy Worldwide, helping us achieve our target of $30 million in sales next year. We also project Titan Energy to be profitable in 2009,” Tastad added.

About Titan Energy Worldwide, Inc.
Titan Energy is a leader in the manufacturing, marketing and servicing of energy generation products and services, including development and support for new energy-related technology. Founded in 2005, Titan combines engineering expertise, established sales and distributorships, service operations and unique strategic partnerships to meet the growing global demand for clean, efficient, energy solutions. Titan serves disaster recovery first responders, relief agencies, homeland security, the department of defense and municipalities. For more information, visit the company's website at: www.titanenergy.com.

Forward-Looking Statements
Investors are cautioned that certain statements contained in this document as well as some statements in periodic press releases and some oral statements of TEWI officials are "Forward-Looking Statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act"). Forward-looking statements include statements which are predictive in nature, which depend upon or refer to future events or conditions, which include words such as "believes," "anticipates," "intends," "plans," "expects," and similar expressions. In addition, any statements concerning future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects, and possible future TEWI actions, which may be provided by management, are also forward-looking statements as defined by the Act. Forward-looking statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance or achievements of the Company to materially differ from any future results, performance, or achievements expressed or implied by such forward-looking statements and to vary significantly from reporting period to reporting period. Although management believes that the assumptions made and expectations reflected in the forward-looking statements are reasonable, there is no assurance that the underlying assumptions will, in fact, prove to be correct or that actual future results will not be different from the expectations expressed in this report. These statements are not guarantees of future performance and TEWI has no specific intention to update these statements.

For more information about Titan Energy Worldwide please contact:
Julie Kane
Titan Energy Worldwide, Inc.
248-446-8557
jkane@titanenergy.com

Source: Titan Energy Worldwide